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                                                                    EXHIBIT 23.1

         A. CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 21, 2000, except for Note 9 as to which the date is February 15, 2000, relating to the financial statements and financial statement schedules, which appears in RFS Hotel Investors, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the references to us under the headings "Experts" in such Registration Statement.

         PricewaterhouseCoopers LLP

         Memphis, Tennessee

         September 28, 2000